Exhibit 21

V.F. CORPORATION

SIGNIFICANT SUBSIDIARIES – 2015

Subsidiary	Jurisdiction
20X de Mexico, S.A. de C.V.	Mexico
Beatle Properties Limited	Gibraltar
Eagle Creek, Inc.	Delaware
H.D. Lee Spain, S.L.	Spain
Imagewear Apparel Corp.	Delaware
JanSport Apparel Corp.	Delaware
Jeanswear Ventures, LLC	Delaware
Kipling Apparel Corp.	Delaware
LBI Luxembourg Holdings S.àr.l.	Luxembourg
Lee Bell, Inc.	Delaware
lucy apparel, llc	Delaware
Mo Industries, LLC	Delaware
Nautica Apparel, Inc.	Delaware
Nautica Retail USA, Inc.	Delaware
North Elm Properties, LLC	Delaware
R&R Apparel Company, LLC	Delaware
Ring Company	Delaware
Seven For All Mankind, LLC	Delaware
South Cone, Inc.	California
The H. D. Lee Company, Inc.	Delaware
The North Face Apparel Corp.	Delaware
The North Face (Italy) S.r.l.	Italy
The Recreational Footwear Company	Cayman Islands
The Timberland Company (Asia Pacific) Pte. Ltd.	Singapore
Timberland Asia LLC	Delaware
Timberland Europe Services Ltd.	United Kingdom
Timberland (Gibraltar) Holding Limited	Gibraltar
Timberland Holding Luxembourg S.àr.l.	Luxembourg
Timberland Hong Kong Limited	Hong Kong
Timberland HK Trading Limited	Hong Kong
Timberland IDC Ltd.	United Kingdom
Timberland International, LLC	Delaware
Timberland Italy Srl.	Italy
Timberland Japan, Inc.	Japan
Timberland Lifestyle Brand Malaysia Sdn.Bhd.	Malaysia
Timberland Luxembourg Finance S.àr.l.	Luxembourg
Timberland Luxembourg Holding Asia S.àr.l.	Luxembourg
Timberland Luxembourg Holding Europe S.àr.l.	Luxembourg
Timberland Management Services GmbH	Switzerland
Timberland Netherlands Holding B.V.	Netherlands
Timberland Retail, LLC	Delaware

Subsidiary	Jurisdiction
Timberland Spain S.à.r.l.	Luxembourg
Timberland Switzerland Holding GmbH	Switzerland
Timberland Trading (Shanghai) Company Limited	China
Timberland (UK) Ltd.	United Kingdom
TBL Licensing LLC	Delaware
TBL Investment Holdings GmbH	Switzerland
TBL International Properties LLC	Delaware
Vans, Inc.	Delaware
Vans Madeira, S.L.	Portugal
VF Apparel (Shenzen) Co., Ltd.	China
VF Brands India Private Limited	India
VF Asia Limited	Hong Kong
VF Canada Co.	Canada
VF CH Holdings C.V.	Netherlands
VF CH-Mex Holdings, LLC	Delaware
VF China Limited	China
VF Contemporary Brands Canada Corp.	Canada
VF Commercializadora Limitada	Chile
VF Contemporary Brands, Inc.	Delaware
VF de Argentina S.A.	Argentina
VF do Brasil Ltda.	Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.	Turkey
VF Enterprises S.a.R.L.	Luxembourg
VF EU Investments, LLC	Delaware
VF Europe B.V.B.A.	Belgium
VF Germany Textil-Handels GmbH	Germany
VF (Gibraltar) Enterprises Ltd.	Gibraltar
VF Global Investments S.a.R.L.	Luxembourg
VF Holdings Mexico, LLC	Delaware
VF Imagewear, Inc.	Delaware
VF Imagewear Canada Co.	Canada
VF International Holdings, LLC	Delaware
VF International S.a.g.l.	Switzerland
VF Investments S.à.r.l.	Luxembourg
VF Investments Italy S.à.r.l.	Luxembourg
VF Italia, S.r.l.	Italy
VF Italy Services S.r.l.	Italy
VF (J) France, S.A.	France
VF Jeanswear Argentina S.R.L.	Argentina
VF Jeanswear de Mexico S.A. de C.V.	Mexico
VF Jeanswear Espana S.L.	Spain
VF Jeanswear Limited Partnership	Delaware
VF Jeanswear Nicaragua y Compania Limitada	Nicaragua
VF Korea Limited	Korea
VF Luxembourg S.à.r.l.	Luxembourg
VF (Malta) Ltd.	Malta
VF Mauritius Ltd.	Mauritius
VF NL Enterprises, LLC	Delaware

Subsidiary	Jurisdiction
VF NL Ventures, LLC	Delaware
VF Northern Europe Ltd.	United Kingdom
VF Northern Europe Services Ltd.	United Kingdom
VF Outdoor, LLC	Delaware
VF Outdoor Canada Co.	Canada
VF Outdoor Mexico, S. de R.L. de C.V.	Mexico
VF Outlet, Inc.	Delaware
VF Receivables, LP	Delaware
VF Receivables Services LLC	Delaware
VF Scandinavia A/S	Denmark
VF Services, LLC	Delaware
VF Shanghai Limited	China
VF Sourcing Asia S.a.R.L.	Luxembourg
VF Sourcing India Private Limited	India
VF Sourcing Latin America S.a.R.L.	Luxembourg
VF Sourcing (Thailand) Ltd.	Thailand
VF Sportswear, Inc.	Delaware
VF Transglobal GmbH	Switzerland
VF Treasury Services LLC	Delaware
VFJ Ventures, LLC	Delaware
Wrangler Apparel Corp.	Delaware

VF Corporation is the ultimate sole beneficial owner of all of the subsidiaries listed above.